Exhibit 10.13

COMCAST CORPORATION

2002 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

(As Amended And Restated, Effective October 3, 2007)

1.	BACKGROUND AND PURPOSE

COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation 2002 Non-Employee Director Compensation Plan, effective October 3, 2007, except as otherwise specifically provided herein. The purpose of the Plan is to provide Non-Employee Directors of COMCAST CORPORATION (the “Company”) with compensation for services to the Company.

2.	DEFINITIONS

(a) “Annual Retainer” means the amount payable for service as a Non-Employee Director for a calendar year, as a member of the Board, and as a member of one or more Committees as determined under Paragraph 3(a) of the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Board Meeting” means a meeting of the Board, whether in person or by telephone.

(d) “Committee” means a duly-constituted committee of the Board.

(e) “Committee Meeting” means a meeting of a Committee, whether in person or by telephone, other than a meeting of a Committee that is convened and held during a Board Meeting.

(f) “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(g) “Fair Market Value” means:

(i) If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date.

(ii) If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.

(iii) If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith.

(h) “Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of the Company, including an individual who is a member of the Board and who previously was an employee of the Company.

(i) “Plan” means the Comcast Corporation 2003 Non-Employee Director Compensation Plan, as set forth herein, and as amended from time to time.

(j) “Plan Year” means the calendar year.

(k) “Restricted Stock Plan” means the Comcast Corporation 2002 Restricted Stock Plan (or such other more recently-adopted generally applicable plan pursuant to which the Company grants restricted stock or restricted stock units).

(l) “Restricted Stock Unit” means a Restricted Stock Unit granted under the Restricted Stock Plan.

(m) “Share” means a share of Comcast Corporation Class A Common Stock, par value $0.01.

3.	NON-EMPLOYEE DIRECTOR COMPENSATION

(a) Non-Employee Director Compensation Package. Effective as of October 1, 2007, Non-Employee Directors shall be entitled to payments, grants and awards determined as follows:

(i) Annual Retainer. The Annual Retainer for service to the Company as a Non-Employee Director shall be $60,000.

(ii) Board Meeting Fee. The fee payable for attendance in person or via telephone at a Board Meeting shall be $2,500. The Board Meeting Fee will also be paid when a member of the Board is asked to attend a meeting or otherwise to conduct business on behalf of the Company in his or her capacity as a Director.

(iii) Annual Retainer: Chair – Audit Committee. The Annual Retainer for service as Chair of the Audit Committee shall be $20,000

(iv) Annual Retainer: Member – Audit Committee. The Annual Retainer for service as a member of the Audit Committee shall be $10,000.

(v) Annual Retainer: Chair – Compensation Committee and Governance and Directors Nominating Committee. The Annual Retainer for service as Chair of the Compensation Committee and the Governance and Directors Nominating Committee shall be $10,000.

(vi) Annual Retainer: Member – Compensation Committee and Governance and Directors Nominating Committee. The Annual Retainer for service as a member of the Compensation Committee and the Governance and Directors Nominating Committee shall be $5,000.

(vii) Annual Retainer: Chair – Any Committee of the Board other than the Audit Committee, the Compensation Committee or the Governance and Directors Nominating Committee. The Annual Retainer for service as the Chair of any committee of the Board other than the Audit Committee, the Compensation Committee or the Governance and Directors Nominating Committee shall be $5,000.

(viii) Annual Retainer: Member – Any Committee of the Board other than the Audit Committee, the Compensation Committee or the Governance and Directors Nominating Committee. The Annual Retainer for service as a member of any committee of the Board other than the Audit Committee, the Compensation Committee or the Governance and Directors Nominating Committee shall be $2,500.

(ix) Committee Meeting Fee – Audit Committee, Compensation Committee and Governance and Directors Nominating Committee. The fee payable for attendance in person or via telephone at a Committee Meeting of the Audit Committee, the Compensation Committee or the Governance and Directors Nominating Committee shall be $2,500.

(x) Committee Meeting Fee – Any Committee of the Board other than the Audit Committee, the Compensation Committee or the Governance and Directors Nominating Committee. The fee payable for attendance in person or via telephone at a Committee Meeting of any Committee other than the Audit Committee, the Compensation Committee or the Governance and Directors Nominating Committee shall be $1,000.

(xi) Stock Grants. This Paragraph 3(a)(xi) shall apply as of November 20, 2007 and as of November 20 of each Plan Year beginning after 2007.

(A) The Board shall grant Restricted Stock Units for Shares having a Fair Market Value on the date of grant of $125,000, provided that with respect to each individual who first becomes a Non-Employee Director after November 20, 2007, the Board shall grant Restricted Stock Units for Shares determined as follows:

Date of Commencement of Service as a Non-Employee Director	Number of Shares Subject to Grant of Restricted Stock Units

After November 20 of a Plan Year and before the next following February 20	Shares having a Fair Market Value on the date of grant of $125,000

On or after February 20 of a Plan Year and before the next following May 20	Shares having a Fair Market Value on the date of grant of $93,750

On or after May 20 of a Plan Year and before the next following August 20	Shares having a Fair Market Value on the date of grant of $62,500

On or after August 20 of a Plan Year and before the next following November 20	Shares having a Fair Market Value on the date of grant of $31,250

Each Restricted Stock Unit shall (1) be fully and immediately vested on the date of grant, and (2) bear such other terms and conditions as shall be determined by the Board in its discretion.

(B) In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the number and class of shares of stock subject to the grant of Restricted Stock Units under the Plan shall be adjusted consistent with the adjustment made pursuant to the Restricted Stock Plan, and such adjustment shall be effective and binding for all purposes of this Plan.

(b) Payment Practices. Payments, grants and awards described in Paragraph 3(a) of the Plan shall be subject to the following payment practices:

(i) Annual Retainer payments described in Paragraphs 3(a)(i), 3(a)(iii), 3(a)(iv), 3(a)(v), 3(a)(vi), 3(a)(vii) and 3(a)(viii) are payable as soon as reasonably practicable following the close of each calendar quarter, in arrears. Payments shall be pro-rated for partial years of service as a Non-Employee Director or on a Committee of the Board, so that a Non-Employee Director shall be entitled to one-quarter of each Annual Retainer payment referenced in this Paragraph 3(b)(i) for each calendar quarter within which such Non-Employee Director has one or more days of service as a Non-Employee Director or as a member of a Committee of the Board, as applicable.

(ii) A Non-Employee Director may elect to receive up to 50% of the Annual Retainer amount described in Paragraph 3(a)(i) in the form of Shares. The number of Shares payable to a Non-Employee Director shall be determined based on the closing price of Shares on the last business day of each calendar quarter.

4.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board. Subject to the express terms and conditions set forth in the Plan, the Board shall have the power, from time to time, to interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan. The determination of the Board in all matters as stated above shall be conclusive.

5.	TAXES

The Company shall withhold the amount of any federal, state, local or other tax, charge or assessment attributable to the grant of any Award or lapse of restrictions under any Award as it may deem necessary or appropriate, in its sole discretion.

6.	AMENDMENT AND TERMINATION

The Plan may be amended or terminated by the Board at any time. No accrued right to payment as determined under Paragraph 3 shall be affected by any such termination or amendment without the written consent of the affected Non-Employee Director.

7.	EFFECTIVE DATE

The effective date of this amendment and restatement of the Plan is October 3, 2005. The original effective date of the Plan is November 18, 2002.

8.	GOVERNING LAW

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Pennsylvania law.

COMCAST CORPORATION

BY:	/s/ David L. Cohen

ATTEST:	/s/ Arthur R. Block

SCHEDULE I

COMCAST CORPORATION

NON-EMPLOYEE DIRECTOR COMPENSATION

EFFECTIVE AS OF OCTOBER 1, 2007

Director Annual Retainer	$60,000, subject to election to receive up to half in the form of Comcast Corporation Class A Common Stock
Board Meeting Fee[1]	$2,500
Audit Committee Annual Retainer – Chair	$20,000
Compensation Committee Annual Retainer – Chair	$10,000
Governance and Directors Nominating Committee Annual Retainer – Chair	$10,000
Other Committee Annual Retainer – Chair	$5,000
Audit Committee Annual Retainer – Member	$10,000
Compensation Committee Annual Retainer – Member	$5,000
Governance and Directors Nominating Committee Annual Retainer – Member	$5,000
Other Committee Annual Retainer – Member	$2,500
Committee Meeting Fee – Audit Committee	$2,500
Committee Meeting Fee – Compensation Committee	$2,500
Committee Meeting Fee – Governance and Directors Nominating Committee	$2,500
Committee Meeting Fee – Other Committee	$1,000
Annual Restricted Stock Unit Grant	Shares having a Fair Market Value on the date of grant of $125,000

[1]	Fee will also be paid when a member of the Board is asked to attend a meeting or otherwise to conduct business on behalf of the Company in his/her capacity as Director.